Exhibit 99.1

News Release

Contact:	William J. Brunner, CFO - Shareholders & Analysts (317) 269-1614 Beth Copeland - Media (317) 269-1395

FIRST INDIANA NAMES EXTERNAL AUDITORS

        INDIANAPOLIS, June 6, 2007 — First Indiana Corporation has appointed BKD, LLP as the new external auditor of the Corporation. KPMG LLP previously served as external auditor for the Corporation. On June 4, 2007, KPMG LLP was dismissed. There were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP would have caused it to make reference thereto in its reports on the financial statements for the years ending on December 31, 2006 and 2005.

        First Indiana Corporation (Nasdaq: FINB) is a full-service financial services company offering comprehensive financial solutions to businesses and individuals. It is the holding company for First Indiana Bank, N.A., the largest commercial bank headquartered in Indianapolis. Founded in 1915, First Indiana Bank is a national bank with 32 offices in central Indiana. Information about First Indiana is available at (317) 269-1200, or at www.firstindiana.com, which is not a part of this news release.